Exhibit 10.1

AGREEMENT OF CANCELLATION AND TERMINATION OF
DEVELOPMENT AGREEMENT AND GENERAL RELEASE
THIS AGREEMENT OF CANCELLATION AND TERMINATION OF DEVELOPMENT AGREEMENT AND GENERAL RELEASE (the “Agreement”) is made and entered into this 17th day of March, 2021 by and among POPEYES LOUISIANA KITCHEN, INC., a Minnesota corporation, (hereinafter referred to as "PLKI"), and CAMBRIDGE QUALITY CHICKEN, LLC, CAMBRIDGE CHICKEN HOLDINGS, LLC, and FRAYSER QUALITY, LLC (collectively, “DEVELOPER”).
WHEREAS, DEVELOPER executed the Development Agreement attached herein as Exhibit “A” (as amended, the "Development Agreement") regarding the development of restaurants as more particularly described in the Development Agreement. Any capitalized terms used in this Agreement shall have the meanings set forth in the Development Agreement unless otherwise defined herein.
WHEREAS, DEVELOPER and PLKI wish to terminate the Development Agreement, as more particularly set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants, promises and conditions, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.    Effective Date. This Agreement shall be effective as of March 12, 2021 (the “Effective Date”).
2.    Termination of Agreement. PLKI and DEVELOPER hereby mutually agree to the cancellation and termination of the Development Agreement as of the Effective Date. DEVELOPER agrees to comply with all of the post-termination covenants of DEVELOPER under the Development Agreement, which provisions shall survive the execution of this Agreement and the termination of the Development Agreement. Subject to DEVELOPER’S full and timely performance of its obligations under this Agreement, PLKI shall forbear from seeking damages arising from the termination of the Development Agreement prior to its expiration. PLKI’S approval for the early termination of the Development Agreement is, however, subject to the terms and conditions set forth below. PLKI reserves the right to charge DEVELOPER the $600,000 fee pursuant to Section 5.03(i) of the Development Agreement if the parties are not able to come to a mutually agreeable solution with respect to such fee within a one hundred eighty day (180) day period.
3.    Confidentiality. DEVELOPER agrees that they shall remain bound by the confidentiality provisions contained in Section VII of the Development Agreement that expressly survive termination.
4.    GENERAL RELEASE. IN FURTHER CONSIDERATION OF PLKI'S EXECUTION OF THIS AGREEMENT, DEVELOPER, JOINTLY AND FOR ITSELF, ITS SUCCESSORS, ASSIGNS, HEIRS, PERSONAL REPRESENTATIVES AND AFFILIATES (INDIVIDUALLY AND COLLECTIVELY, THE "RELEASING PARTIES"), REMISE, RELEASE, ACQUIT, SATISFY AND FOREVER DISCHARGE PLKI, ITS

SUCCESSORS, PREDECESSORS, COUNSEL, INSURERS, ASSIGNS, OFFICERS, DIRECTORS, EMPLOYEES, PARENT COMPANY, AFFILIATES, SUBSIDIARIES AND AGENTS, PAST AND PRESENT (INDIVIDUALLY AND COLLECTIVELY THE “RELEASED PARTIES”) FROM AND AGAINST ALL CLAIMS, ACTIONS, CAUSES OF ACTION, DEMANDS, DAMAGES, COSTS, SUITS, DEBTS, COVENANTS, CONTROVERSIES, AND ANY OTHER LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, LIQUIDATED, FIXED, CONTINGENT, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL OR EQUITABLE (HEREINAFTER, “CLAIMS”), WHICH THE RELEASING PARTIES EVER HAD, NOW HAVE, CAN, SHALL OR MAY HAVE, AGAINST ANY OR ALL OF THE RELEASED PARTIES FOR, UPON OR BY REASON OF ANY MATTER, CAUSE OR THING WHATSOEVER, FROM THE BEGINNING OF THE WORLD TO THE DATE OF THIS AGREEMENT.
5.    Indemnification. DEVELOPER agrees to indemnify and hold PLKI harmless from any claims or liabilities resulting from the Development Agreement on or before the Effective Date as follows:
DEVELOPER is responsible for all losses or damages and contractual liabilities to third persons arising out of or in connection with the Development Agreement and for all claims or demands for damages resulting from the Development Agreement. DEVELOPER agrees to defend, indemnify and save PLKI and its subsidiaries, its affiliated and parent companies harmless of, from and with respect to any such claims, demands, losses, obligations, costs, expenses, liabilities, debts or damages. This obligation to indemnify and defend PLKI shall apply even in the event of the negligence of or claim of negligence against PLKI and regardless of whether the negligence or claim of negligence against PLKI is as a result of the acts or omissions of PLKI or that of the DEVELOPER. PLKI'S right to indemnity under this Agreement shall arise and be valid notwithstanding that joint or concurrent liability may be imposed on PLKI by statute, ordinance, regulation or other law. This obligation of DEVELOPER to indemnify and defend PLKI is separate and distinct from their obligation to maintain insurance under the provisions of any of DEVELOPER’S franchise agreements.
6.    Miscellaneous:
a)    Choice of Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The parties hereto acknowledge and agree that the United States District Court for the Southern District of Florida or if such court lacks jurisdiction, the 11th Judicial Court (or its successor) in and for Miami-Dade County, Florida, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising, either directly or indirectly, under or in connection with this Agreement, and the parties further agree that, in the event of litigation arising out of or in connection with this Agreement, they will not contest or challenge the jurisdiction or venue of these courts.

b)    Amendment. No amendment hereto shall be effective unless it is in writing and signed by all parties hereto.
c)    Binding Effect. Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, successors, assigns, executors, personal representatives and administrators.
d)    Headings. The headings of the provisions of this Agreement are for convenience or reference only and are not to be considered in construing this Agreement.
e)    Severability. If one or more of the provisions contained in this Agreement or in any document contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable, in any respect under the laws of any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any application thereof, shall not in any way be affected or impaired thereby or under the laws of any other jurisdiction.
f)    Integration. This Agreement incorporates all prior discussions and negotiations among the parties hereto and constitutes the entire agreement among the parties hereto with respect to the subject matter of this Agreement. There are no other agreements of any kind whether oral or in writing between PLKI and any other party, with respect to the matters covered herein.
g)    Defined Terms. All capitalized terms contained in this Agreement and not otherwise defined herein shall have the meaning assigned to them in the Development Agreement.
h)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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IN WITNESS WHEREOF, the parties have hereunto affixed their hands and seals on the day and year first above written.
PLKI:    POPEYES LOUISIANA KITCHEN, INC.
By: /s/ Sami Siddiqui
Print Name: Sami Siddiqui
Title: President, PLK Americas
DEVELOPER:    CAMBRIDGE QUALITY CHICKEN, LLC
By: /s/ Richard G. Cross
Print Name: Richard G. Cross
Title: Vice President, Real Estate

CAMBRIDGE CHICKEN HOLDINGS, LLC
By: /s/ Richard G. Cross
Print Name: Richard G. Cross
Title: Vice President, Real Estate

FRAYSER QUALITY, LLC
By: /s/ Richard G. Cross
Print Name: Richard G. Cross
Title: Vice President, Real Estate

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